Exhibit 99.1

Press Release

La Quinta Holdings Inc. Stockholders Approve Acquisition by Wyndham

IRVING, Texas, April 26, 2018 (GLOBE NEWSWIRE) – At a special meeting today, stockholders of La Quinta Holdings Inc. (“La Quinta” or the “Company”) (NYSE: LQ) approved the adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 17, 2018, as it may be amended from time to time, by and among Wyndham Worldwide Corporation (“Wyndham”), WHG BB Sub, Inc. (“Merger Sub”) and La Quinta. Subject to the terms and conditions of the Merger Agreement, Merger Sub, a direct wholly-owned subsidiary of Wyndham, will be merged with and into La Quinta with La Quinta surviving the merger as a wholly-owned subsidiary of Wyndham. At the special meeting today, stockholders of La Quinta also approved amendments to La Quinta’s amended and restated certificate of incorporation to effect a reverse stock split at a ratio of 1-for-2 and to change the par value of the La Quinta common stock in connection with the reverse stock split from $0.01 per share to $0.02 per share.

The parties are actively working towards closing, and the transaction remains on track to close in the second quarter of 2018. In addition to La Quinta stockholder approval, the completion of the merger is subject to other customary closing conditions, including completion of the previously announced spin-off of CorePoint Lodging Inc. Upon the closing of the merger, the Company’s stockholders will have the right to receive $8.40 in cash prior to giving effect to the reverse stock split (or $16.80 in cash per share after giving effect to the reverse stock split), without interest (the “Merger Consideration”), for each share of common stock of La Quinta that they own immediately prior to the effective time of the merger. The Merger Consideration is in addition to the shares of CorePoint Lodging Inc. that our stockholders will receive in the spin-off of CorePoint Lodging Inc.

Forward-Looking Statements

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to the expected timing, completion and effects of the proposed merger, separation and spin-off, as well as other statements representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectations with respect to the costs and other anticipated financial impacts of the spin-off and merger; future financial and operating results of CorePoint Lodging Inc. (“CorePoint”) and La Quinta Holdings Inc. (“La Quinta”); the ability of La Quinta, CorePoint and Wyndham Worldwide Corporation (“Wyndham”) to complete the contemplated financing transactions and reorganizations in connection with the merger and the spin-off; La Quinta’s plans, objectives, expectations and intentions with respect to future operations and services; required approvals to complete the merger and the spin-off by our stockholders and by governmental regulatory authorities, and the timing and conditions for such approvals; the stock price of CorePoint following the consummation of the transactions; the stock price of La Quinta prior to the consummation of the transactions; and the satisfaction of the closing conditions to the proposed merger and the spin-off. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our filings with the SEC. You are urged to carefully consider all such factors. Although it is believed that the expectations reflected in such forward-looking statements are reasonable and are expressed in good faith, such expectations may not prove to be correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only to expectations as of the date of this communication. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this communication, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this communication, such statements or disclosures will be deemed to modify or supersede such statements in this communication.

About La Quinta Holdings Inc.

La Quinta Holdings Inc. (LQ) is a leading owner, operator and franchisor of select-service hotels primarily serving the upper-midscale and midscale segments. The Company’s owned and franchised portfolio consists of approximately 900 properties representing over 87,500 rooms located in 48 states in the U.S., and in Canada, Mexico, Honduras and Colombia. These properties operate under the La Quinta Inn & Suites®, La Quinta Inn® and LQ Hotel® brands. La Quinta’s team is committed to providing guests with a refreshing and engaging experience. For more information, please visit: www.LQ.com.

From time to time, La Quinta may use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely accessible through and posted on its website at www.lq.com/investorrelations. In addition, you may automatically receive email alerts and other information about La Quinta when you enroll your email address by visiting the Email Alerts section at www.lq.com/investorrelations.

Contacts:
Investor Relations	Media
Kristin Hays	Teresa Ferguson
214-492-6896	214-492-6937
investor.relations@laquinta.com	Teresa.Ferguson@laquinta.com

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